                                                                   EXHIBIT 10.30

                                  PAPA JOHN'S

                             DEVELOPMENT AGREEMENT



                                   Developer:                   PJ America, Inc.
                                     Address:                    P.O. Box 611165
                                                       Birmingham, AL 35261-1165

                       Number of Restaurants:                  Thirty-seven (37)
                            Development Area:    Kern, Ventura, San Luis Obispo,
                                                      Santa Barbara and Northern
                                              Los Angeles Counties in California

                               TABLE OF CONTENTS

                                                                            Page
1.   Grant..................................................................   2

2.   Development Fee........................................................   3

3.   Development of Restaurants; Schedule for Completion....................   3

4.   Term...................................................................   7

5.   Construction or Remodeling.............................................   7

6.   Your Organization, Operation and Ownership.............................   7

7.   Your Covenants.........................................................   8

8.   Principal Operator.....................................................  10

9.   Default and Termination................................................  11

10.  Assignment or Transfer.................................................  13

11.  No Grant of Franchise or Franchise Rights..............................  14

12.  Notices................................................................  14

13.  Independent Contractor; Indemnification................................  15

14.  Enforcement............................................................  16

15.  Acknowledgements.......................................................  20

16.  Miscellaneous..........................................................  22

                                      (i)

                             DEVELOPMENT AGREEMENT
                             ---------------------



     THIS DEVELOPMENT AGREEMENT ("Agreement") is made and entered into this _____ day of June, 1997, by and between PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation ("we", "us" or "Papa John's"), and PJ AMERICA, INC., a Delaware corporation ("you"). If you are a corporation, limited liability company or partnership, certain provisions of the Agreement also apply to your owners and will be noted.


     RECITALS:
     --------


     A. We and our Affiliates (defined below) have expended time, money and effort to develop a unique system for operating retail restaurants devoted primarily to carry-out and delivery of pizza and other food items. The chain of current and future Papa John's restaurants are referred to herein as the "Papa John's Chain" or the "Chain".

     B. The Chain is characterized by a unique system which includes special recipes and menu items; distinctive design, decor, color scheme and furnishings; software and programs; standards, specifications and procedures for operations; procedures for quality control; training assistance; and advertising and promotional programs all of which we may improve, amend and further develop from time to time (the "System").

     C. We identify our goods and services with certain service marks, trade names and trademarks, including but not limited to, "Papa John's," "Papa John's Pizza," "Pizza Papa John's Delivering the Perfect Pizza!" and "Better Ingredients. Better Pizza." as well as certain other trademarks, service marks, slogans, logos and emblems that have been and may be designated for use in connection with the System from time to time (the "Marks").

     D. You desire to obtain certain rights to develop one or multiple Papa John's Pizza restaurant(s) in the "Development Area" (as defined below) in accordance with the terms of this Agreement.

     E.   We have agreed to grant you such rights;

     NOW, THEREFORE, the parties agree as follows:

     1.  Grant.
         -----

          (a) Subject to the terms and conditions of this Agreement and your continuing faithful performance, we hereby grant to you the right and obligation to establish 37 Papa John's restaurant(s) (at specific locations we approve) in the areas specified on attached Exhibit A. (The Papa John's restaurants that you develop pursuant to this Agreement are collectively referred to as the "Restaurants" and individually as a "Restaurant"; the areas specified on Exhibit A are collectively referred to as the "Development Area"). Notwithstanding the foregoing, enclosed malls, institutions (such as hospitals or schools), airports, parks (including theme parks), and sports arenas shall be excluded from the Development Area unless otherwise agreed by us in writing, and absent such agreement, we may open Papa John's restaurants, or franchise the right to open Papa John's restaurants to other persons at any of these locations, regardless of where they are located.

          (b) Each Restaurant shall be established and operated pursuant to a separate "Franchise Agreement" to be entered into between you and us. As used herein, the term "Franchise Agreement" shall mean the form of Papa John's Franchise Agreement (for the initial Restaurant) or Short Form Franchise Agreement (for each subsequent Restaurant) to be executed for each Restaurant developed under this Agreement and all attachments and exhibits thereto.

          (c) Except as may be otherwise provided herein or in the Franchise Agreements, we shall not locate, nor license another to locate, a Papa John's restaurant in the Development Area during the "Term" (as defined in Section 4).

          (d) This Agreement is not a franchise agreement and we do not grant you any franchise rights or other rights to use the Marks or System under this Agreement.

          (e) You have no right to license or subfranchise others to use the Marks or the System, or to enter into any agreement with respect to the Marks or System.

      2. Development Fee. You have paid to us a development fee of One Hundred Eighty-five Thousand Dollars ($185,000) ("Development Fee") (i.e. Five Thousand Dollars ($5,000) for each Restaurant to be developed), receipt of which we acknowledge. The Development Fee was fully earned by us when paid, is non-refundable and is not contingent upon our rendering any further performance.
The Development Fee is in consideration of, among other things, the development rights granted to you, the reservation of the Development Area, the development opportunities lost or deferred as a result of the rights granted to you in this Agreement and the administrative and other expenses that we have incurred. However, $5,000 of the Development Fee will be credited against each Initial Franchise Fee at the time it is paid, as provided in Section 3.

      3.  Development of Restaurants; Schedule for Completion.
          ---------------------------------------------------

          (a) You shall have the number of Restaurants open and operating within the time frame set forth in subsection 3. below, and you shall exercise each such development right only at locations that we have approved within the Development Area.

          (b) With respect to each proposed location, you shall submit a completed site evaluation form, together with such other information and materials as we may reasonably request. We shall have 30 days after receipt of such information to accept or reject each proposed location.

If we fail to respond within such 30 day period, the location submitted by you shall be deemed to be approved. We will not unreasonably withhold our approval of a location. In approving or disapproving any proposed site, we will consider such matters as we deem material, including, without limitation, demographic characteristics of the proposed site, traffic patterns, parking, the predominant character of the neighborhood, competition from other businesses providing similar services within the area (including other Papa John's Restaurants), the proximity to other businesses, the rights granted to our other franchisees, the nature of other businesses in proximity to the site, and other commercial characteristics (including the purchase price or rental obligations and other lease terms for the proposed site) and the size of the premises, appearance, and other physical characteristics of the proposed site. Approval of a site by us does not constitute an assurance, representation or warranty of any kind, expressed or implied, as to the successful operation of a Papa John's Restaurant, or for any other purpose. Our approval of a site indicates only that we believe the site complies with an acceptable minimum criteria that we establish solely for our purposes as of the time period encompassing the evaluation. You acknowledge that application of criteria that have been effective with respect to other sites and premises may not be predictive of potential for all sites. Further, demographic and/or economic factors included in our criteria could change and other relevant factors that might alter the potential of a site may be excluded from our criteria. The uncertainty and instability of such criteria are beyond our control. We are not responsible if a site that we approve fails to meet your expectations as to potential revenue or operational criteria or for your failure to locate the required number of suitable sites in the Development Area. You further acknowledge and agree that your acceptance of a Franchise for the operation of a Papa John's Restaurant at a site is based on your own independent investigation of the suitability of a site. Any proposed lease shall include an addendum in the form of Exhibit A to the Franchise Agreement, or shall contain terms and conditions substantially similar to those contained in Exhibit A to the Franchise Agreement. Any changes in the language set forth in Exhibit A must be approved by us in advance in writing.

          (c) We shall deliver the Franchise Agreement to you within 20 days after you provide the address and telephone number for an approved location that you have leased or purchased. The Franchise Agreement for such location must be signed by you and submitted to us along with payment of the initial franchise fee within 10 days after it is delivered to you.

          (d) The approval of a location and the delivery of a Franchise Agreement by us shall be conditioned upon a determination by us, in our reasonable judgment, that:

               (i) You have the financial and operational capacity to develop and operate the Restaurant;

               (ii) the site that you propose for the Restaurant is within the Development Area and is a suitable site based upon criteria that we establish from time to time; and

               (iii) You and your owners are in compliance with this Agreement and all Franchise Agreements executed pursuant to this Agreement.

          (e) Notwithstanding any provision of any Franchise Agreement entered into between us and you, you shall exercise each development right as follows:

                             DEVELOPMENT SCHEDULE
                             --------------------

                                                       Cumulative Number of
Dates on Which Each                                      Restaurants to be
Restaurant Shall be Open                                Open and Operating*
------------------------                               --------------------

     April 1, 1998                                               1
     August 1, 1998                                              2
     November 1, 1998                                            3
     February 1, 1999                                            4
     June 1, 1999                                                5
     August 1, 1999                                              6
     October 1, 1999                                             7
     December 1, 1999                                            8
     February 1, 2000                                            9

     June 1, 2000                                         10
     August 1, 2000                                       11

                         DEVELOPMENT SCHEDULE (cont.)
                         --------------------

                                                       Cumulative Number of
Dates on Which Each                                      Restaurants to be
Restaurant Shall be Open                                Open and Operating*
------------------------                               --------------------

     October 1, 2000                                            12
     December 1, 2000                                           13
     February 1, 2001                                           14
     June 1, 2001                                               15
     August 1, 2001                                             16
     October 1, 2001                                            17
     December 1, 2001                                           18
     February 1, 2002                                           19
     June 1, 2002                                               20
     August 1, 2002                                             21
     October 1, 2002                                            22
     December 1, 2002                                           23
     February 1, 2003                                           24
     June 1, 2003                                               25
     August 1, 2003                                             26
     October 1, 2003                                            27
     December 1, 2003                                           28
     February 1, 2004                                           29
     June 1, 2004                                               30
     August 1, 2004                                             31
     October 1, 2004                                            32
     December 1, 2004                                           33
     February 1, 2005                                           34
     June 1, 2005                                               35
     August 1, 2005                                             36
     October 1, 2005                                            37


     [* - Includes only those Restaurants to be developed pursuant to this Development Agreement.]


          (f) The Initial Franchise Fee to be paid by you for each Restaurant shall be $20,000; provided that $5,000 of the Development Fee shall be credited against the Initial

Franchise Fee. The net amount of the Initial Franchise Fee ($15,000) shall be paid at the time each Franchise Agreement is executed.

          (g) It shall be your responsibility to ensure that each Restaurant is constructed or remodeled, and equipped and operated in compliance with all laws, ordinances and governmental rules and regulations and the Franchise Agreement, and you shall obtain all necessary permits and licenses relating thereto.

     4. Term. Unless sooner terminated as provided in this Agreement, this Agreement shall expire on the earlier to occur of: (a) the date on which all the Restaurants have been developed, or (b) 12:00 midnight on the last date set forth on the Development Schedule (the "Term"). Upon the termination or expiration of this Agreement, all unexercised development rights shall expire.

     5. Construction or Remodeling. You shall, at your own expense, construct or remodel the Restaurant at each location in accordance with the then-current specifications and standards established for the System and the terms of the Franchise Agreement. You shall allow us and our agents and employees access to all areas of the premises of each Restaurant at such times as we or they may reasonably request and you shall cooperate fully with us and our agents and employees in preparing specifications applicable to the location of each Restaurant to be developed hereunder. However, it shall be your obligation to have plans drawn showing the layout of all equipment, signs and leasehold improvements, and such plans shall be subject to our approval, which approval shall not be unreasonably withheld. You shall not begin construction or remodeling on any Restaurant until the Franchise Agreement has been fully signed and we have approved the plans for such Restaurant.

     6. Your Organization, Operation and Ownership. If you are a corporation, partnership, limited liability company or other entity:

          (a) If we request from time to time, you shall furnish us with your Articles of Incorporation, Articles of Organization, Operating Agreement, By-Laws and other governing documents (and any amendments or modifications thereof), minutes and resolutions and all agreements or other documents, records and information pertaining to your existence and operation.

          (b) You shall confine your business activities exclusively to the establishment, management and operation of Papa John's restaurants pursuant to agreements with us.

          (c) You shall, at the same time you execute this Agreement, and at such other times as we may request, disclose the name and address of each person or entity owning a beneficial interest in you, and you shall not issue any additional securities, nor allow the "transfer" (as defined in Section 10) of any of your outstanding securities, except as provided in Section 10.

          (d) You shall at all times comply with all applicable laws, ordinances, rules and regulations of governmental bodies.

          (e) You shall cause all persons or entities owning any interest in you to sign the Owner Agreement in the form we provide.

     7.  Your Covenants.
         --------------

         (a) Covenant Not-to-Compete. You covenant and agree that during the Term and for a period of two years after the expiration or termination of this Agreement, regardless of the cause for such expiration or termination (the "Restricted Period"), you shall not, anywhere within either (1) the boundaries of the Development Area including, for purposes of this Section 7 only, any locations excluded from the Development Area by the operation of Section 1. (a); or (2) a 10-mile radius of any business location at which you, we or our Affiliate or our franchisee then conducts a Papa John's business, engage in any of the following activities:

               (i) directly or indirectly enter into the employ of, render any service to or act in concert with any person, partnership, limited liability company, corporation or other entity that owns, operates, manages, franchises or licenses any business that (A) sells pizza or other non-pizza products (excluding soft drinks) that are the same as those sold by Papa John's restaurants on a delivery or carry-out basis, including, without limitation, business formats such as Domino's, Pizza Hut, Mr. Gatti's, Sbarro and Little Caesars, or (B) derives 20% or more of its gross revenues, at the retail level, from the sale of pre-cooked, ready-to-eat food products on a delivery basis (a "Competitive Business"); or

               (ii) directly or indirectly engage in any such Competitive Business on your own account; or

               (iii) become interested in any such Competitive Business directly or indirectly as a partner, member, shareholder, principal, agent, consultant or in any other relationship or capacity; provided, that the purchase of a publicly traded security of a corporation engaged in such business or service shall not in itself be deemed violative of this Agreement so long as you do not own, directly or indirectly, more than 1% of the securities of such corporation.

To the extent required by the laws of the state in which the Restaurants are to be developed, the duration or the geographic areas included within the foregoing covenants, or both, shall be deemed amended in accordance with Section 7.(f).

          (b) Appropriation and Disclosure of Information. Except as permitted by the Franchise Agreement, you will not at any time use, copy or duplicate the System or any aspect thereof, or any of our trade secrets, recipes, methods of operation, processes, formulas, advertising, marketing, designs, trade dress, plans, know-how or other proprietary ideas or information, nor will you convey, divulge, make available or communicate such information to any third party or assist others in using, copying or duplicating any of the foregoing.

          (c) Infringement. You will not at any time commit any act that would infringe upon or impair the value of the System or the Marks, nor will you engage in any business or market any product or service under a trade-name, trademark, service mark, logo or design that is confusingly or deceptively similar to any of the Marks.

          (d) Solicitation of Employees. You agree that from and after the date of this Agreement, you will not solicit, entice or induce, directly or indirectly, any employee of us or an Affiliate or our franchisees to leave their employment to work with you or with any person or entity with whom you are or become affiliated.

          (e) Reasonableness of Scope and Duration. You agree that the covenants and agreements contained herein are, taken as a whole, reasonable with respect to the activities covered and their geographic scope and duration, and you shall not raise any issue of the reasonableness of the areas, activities or duration of any such covenants in any proceeding to enforce any such covenants. You acknowledge and agree that you have other skills and resources and that the restrictions contained in this Section 7 will not hinder your activities or ability to make a living either under this Agreement or in general.

          (f) Enforceability. You agree that we may not be adequately compensated by damages for a breach by you of any of the covenants and agreements contained in this Section, and that we shall, in addition to all other remedies, be entitled to injunctive relief and specific performance.
The covenants and agreements contained in this Section shall be construed as separate covenants and agreements, and if any court shall finally determine that the restraints provided for in any such covenants and agreements are too broad as to the area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable, and such covenants and agreements shall be enforced as to such reduced area, activity or time.

      8. Principal Operator. You shall designate an individual to serve as your "Principal Operator." The Principal Operator shall meet the following qualifications:

          (a) The Principal Operator shall own at least a 5% equity interest in you; provided that you shall not be in default of this requirement if the Principal Operator is entitled to a bonus of not less than 5% of the net profits of the Restaurant, payable after the end of each Period (as defined in the Franchise Agreement), and also has the right to acquire not less than 5% equity interest in you within 12 months of his or her hire date, which rights shall be evidenced by a written agreement between the Principal Operator and you. You shall provide us with a copy of any such agreement upon request. Once the Principal Operator has acquired an equity interest in you, he or she must continue to own that interest (or a greater interest) during the entire period he or she serves as the Principal Operator and must comply with Section 6 of this Agreement.

          (b) The Principal Operator shall devote full time and best efforts to the supervision and conduct of the development and operation of the Restaurants contemplated under this Agreement and shall agree to be bound by the confidentiality and non-competition provisions of the Owner Agreement. At such time as the Principal Operator becomes an owner of an interest in you, he or she must agree to be bound by all provisions of the Owner Agreement.

          (c) The Principal Operator shall be a person we reasonably approve who shall successfully complete our initial training requirements and who shall participate in and successfully complete all additional training as we may reasonably designate.

     If, at any time or for any reason, the Principal Operator no longer qualifies to act as such, you shall promptly designate another Principal Operator subject to the same qualifications listed above. You shall immediately notify us of the termination of the Principal Operator's employment with you, whether voluntary or involuntary.

      9.  Default and Termination.

          (a) Automatic Termination. You shall be in default under this Agreement, and this Agreement and all rights granted in it shall automatically terminate without notice to you, (i) if you make a general assignment for the benefit of creditors or if a petition in bankruptcy is filed by you; or (ii) such a petition is filed against and not opposed by you; or (iii) if you are adjudicated as bankrupt or insolvent; or (iv) if a bill in equity or other proceeding is filed for the appointment of a receiver or other custodian for your business or assets is filed and consented to by you; or (v) if a receiver or other custodian (permanent or temporary) of your assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or (vi) if proceedings for a composition with creditors under any state or federal law are instituted by or against you; or (vii) if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or (viii) if you are dissolved; or (ix) if any portion of your interest in any Papa John's franchise becomes subject to an attachment, garnishment, levy or seizure by any creditor or any other person claiming against or in your rights; or (x) if execution is levied against your business or property; or (xi) if the real or personal property of any Restaurant shall be sold after levy thereupon by any sheriff, marshal, or constable.

          (b) Without Notice. You shall be in default under this Agreement, and we may, at our option, terminate this Agreement and all rights granted under it without affording you any opportunity to cure such default, effective upon the earlier of (1) receipt of the notice of termination by you, or (2) five days after mailing of such notice by us, upon the occurrence of any of the following events:

               (i) if you fail to strictly comply with the development schedule set forth in Section 3 ;

               (ii) if any Franchise Agreement entered into pursuant to this Agreement or otherwise is terminated as a result of your breach or default;

               (iii) if you make or attempt to make any transfer, whether voluntary or involuntary, of this Agreement or any interest herein, or of any rights or obligations arising under this Agreement, or of any interest in you, or of any material portion of your assets, without our prior written consent, except as otherwise provided under the Franchise Agreement; or

               (iv) if you fail to comply with any of your covenants set forth in Section 7 of this Agreement.

          (c) With Notice. For any other breach or default under this Agreement, we will provide you with written notice of default and 15 days to cure or, if a default cannot be reasonably be cured within 15 days, to initiate within that time substantial and continuing action to cure such default and to provide us with evidence of such actions. If the defaults specified in such notice are not cured within the 15 day period, or if substantial and continuing action to cure has not been initiated, we may, at our option, terminate this Development Agreement and all rights granted to you under it by giving written notice of such termination to you. The notice of termination shall be effective on the earlier of (i) the date of receipt of the notice by you or (ii) five days after the mailing of such notice by us.

          (d) Effect of Termination. Upon termination of this Agreement, all your rights under it shall terminate and you shall have no further right to establish any Restaurants. In addition, upon termination of this Agreement, we shall have the right to open and operate, or to franchise others to open and operate, Papa John's restaurants anywhere within the Development Area, except that we may not locate or franchise another to locate a Papa John's restaurant within the "Territory" provided for in any Franchise Agreement that remains in effect after the date of termination.

     10.  Assignment or Transfer.
          ----------------------

          (a) Transfer by Us. We may transfer this Agreement or any portion of it, or any or all of our rights, obligations or interests under it, without restriction. Upon any transfer or assignment of this Agreement by us, we shall be released from all obligations and liabilities arising or accruing in connection with this Agreement after the date of such transfer or assignment.

          (b) Transfer by You. This Agreement, and your rights and obligations under it, are and shall remain personal to you. Any proposed transfer by you or any of your owners

(regardless of the form of transfer) shall be subject to the same terms and conditions contained in the Franchise Agreement. As used herein, the term "transfer" shall mean any sale, assignment, gift, pledge, mortgage or any other encumbrance, transfer by bankruptcy, transfer by judicial order, merger, consolidation, share exchange, transfer by operation of law or otherwise, whether direct or indirect, voluntary or involuntary, of this Agreement or any interest in it, or any rights or obligations arising under it, or of any material portion of your assets, or of any interest in you.

     11. No Grant of Franchise or Franchise Rights. This Agreement does not grant you a franchise or any rights of a Papa John's franchisee. To the fullest extent permissible by law, you waive the applicability of any law that would constitute this Agreement or any rights granted under it as a franchise agreement or as granting any franchise rights.

     12. Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be given (a) by personal delivery or (b) provided such notice, request, demand or communication is actually received by the party to which it is addressed in the ordinary course of delivery, by deposit in the United States mail, postage prepaid, or (c) by registered or certified mail, return receipt requested, postage prepaid, or by delivery to a nationally-recognized overnight courier service, in each case, addressed as follows, or to such other person or entity as either party shall designate by notice to the other in accordance herewith:

     Us:       If by Mail:
                    P.O. Box 99900
                    Louisville, Kentucky 40269-9990
                    ATTN:  General Counsel

               If by Courier or Personal Delivery:
                    10801 Electron Drive, Suite 100
                    Louisville, Kentucky  40299-3880
                    ATTN:  General Counsel

     You:           P.O. Box 611165
                    Birmingham, Alabama  35261-1165
                    ATTN:  Douglas Stephens

     Except as otherwise provided herein, a notice shall be deemed to have been given on the date of personal delivery to a party or the date deposited in the United States mail or with a nationally-recognized overnight courier.

     13.  Independent Contractor; Indemnification.
          ---------------------------------------

          (a) Independent Contractor. It is understood and agreed by the parties that this Agreement creates only a contractual relationship between the parties subject to the normal rule of contract law. This Agreement does not create a fiduciary relationship between us and you and you are and shall remain an independent contractor. Nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever. You agree to hold yourself out to the public as an independent contractor, separate and apart from us. You agree that you shall not make any contract, agreement, warranty, or representation on our behalf without our prior written consent, and you agree that you shall not incur any debt or other obligation in our name. This Agreement shall not be deemed to confer any rights or benefits to any person or entity not expressly named herein.

          (b) Business Management. You agree and acknowledge that: (i) we will have no responsibility for the day-to-day operations of any Restaurant developed under this Agreement or the management of your business; and (ii) you shall independently control the operation of your business and the results of your operations will depend almost exclusively on your business acumen and promotional and managerial efforts.

          (c) Indemnification. We shall not be liable by reason of any act or omission of you in your development, construction or conduct of the Restaurants or for any claim, cause of action or judgement arising therefrom against you or us. You agree to hold harmless, defend and indemnify us and our affiliates, officers, directors, agents, and employees, from and against any and all losses, expenses, judgments, claims, attorney fees and damages arising out of or in connection with any claim or cause of action in which we shall be a named defendant and that arises, directly or indirectly, out of the operation of, or in connection with, your Restaurants, other than a claim resulting directly from our negligence.

     14.  Enforcement.
          -----------

          (a) ARBITRATION. EXCEPT FOR CONTROVERSIES, DISPUTES OR CLAIMS RELATED TO OR BASED ON (1) YOUR USE OF THE MARKS AFTER THE EXPIRATION OR TERMINATION OF THIS AGREEMENT OR, AT OUR OPTION, YOUR VIOLATION OF ANY PROVISION OF SECTION 7 HEREOF; OR (2) ANY ACTION ARISING OUT OF OR RELATING TO ANY FINANCING PROVIDED TO YOU BY US OR OUR AFFILIATES AND THE AGREEMENTS, NOTES, LIENS AND SECURITY INTERESTS RELATED THERETO AND THE ENFORCEMENT, INTERPRETATION OR COLLECTION THEREOF, ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN US (INCLUDING OUR AFFILIATES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES) AND YOU (INCLUDING YOUR OWNERS, GUARANTORS, AFFILIATES AND EMPLOYEES, IF APPLICABLE) ARISING OUT OF OR RELATED TO:

               (i) THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN YOU AND US OR ANY PROVISION OF ANY SUCH AGREEMENT;

               (ii) OUR RELATIONSHIP WITH YOU, INCLUDING ISSUES RELATING TO OUR DECISION TO TERMINATE THAT RELATIONSHIP;

               (iii) THE VALIDITY OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN YOU AND US OR ANY PROVISION OF ANY SUCH AGREEMENT; OR

               (iv) ANY STANDARD, SPECIFICATION OR OPERATING PROCEDURE RELATING TO THE DEVELOPMENT, ESTABLISHMENT OR OPERATION OF THE RESTAURANTS

     WILL BE SUBMITTED FOR BINDING ARBITRATION TO THE LOUISVILLE, KENTUCKY OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION ON DEMAND OF EITHER PARTY. SUCH ARBITRATION PROCEEDING WILL BE CONDUCTED IN LOUISVILLE, KENTUCKY AND, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, WILL BE HEARD BY ONE ARBITRATOR IN ACCORDANCE WITH THE THEN CURRENT FRANCHISING ARBITRATION RULES, IF ANY, OTHERWISE THE THEN CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. (S)(S) 1 ET SEQ.) AND NOT BY ANY STATE ARBITRATION LAW.

     THE ARBITRATOR WILL HAVE THE RIGHT TO AWARD OR INCLUDE IN THE AWARD ANY RELIEF THAT THE ARBITRATOR DEEMS PROPER IN THE CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THE DATE DUE), SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF AND ATTORNEYS' FEES AND COSTS, PROVIDED THAT THE ARBITRATOR WILL NOT HAVE THE RIGHT TO DECLARE ANY MARK GENERIC OR OTHERWISE INVALID OR, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, TO AWARD EXEMPLARY OR PUNITIVE DAMAGES. THE AWARD AND DECISION OF THE ARBITRATOR WILL BE CONCLUSIVE AND BINDING UPON ALL PARTIES HERETO, AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION.

     WE AND YOU AGREE TO BE BOUND BY THE PROVISIONS OF ANY LIMITATION ON THE PERIOD OF TIME IN WHICH CLAIMS MUST BE BROUGHT UNDER APPLICABLE LAW OR THIS AGREEMENT, WHICHEVER EXPIRES

EARLIER. WE AND YOU FURTHER AGREE THAT, IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING, EACH PARTY MUST SUBMIT OR FILE ANY CLAIM THAT WOULD CONSTITUTE A COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THE SAME PROCEEDING AS THE CLAIM TO WHICH IT RELATES. ANY SUCH CLAIM THAT IS NOT SUBMITTED OR FILED AS DESCRIBED ABOVE WILL BE FOREVER BARRED.

     WE AND YOU AGREE THAT ARBITRATION WILL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE, BASIS, AND THAT AN ARBITRATION PROCEEDING BETWEEN US (INCLUDING OUR AFFILIATES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES) AND YOU (INCLUDING YOUR OWNERS, GUARANTORS, AFFILIATES AND EMPLOYEES, IF APPLICABLE) MAY NOT BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING BETWEEN US AND ANY OTHER PERSON, CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, WE AND YOU EACH HAVE THE RIGHT IN A PROPER CASE TO OBTAIN TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT WE AND YOU MUST CONTEMPORANEOUSLY SUBMIT OUR DISPUTE FOR ARBITRATION ON THE MERITS AS PROVIDED HEREIN EXCEPT AS OTHERWISE PROVIDED IN THE FIRST PARAGRAPH OF THIS SECTION 14.

     THE PROVISIONS OF THIS SECTION ARE INTENDED TO BENEFIT AND BIND CERTAIN THIRD PARTY NON-SIGNATORIES AND WILL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

          (b) GOVERNING LAW. ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. (S)(S)1 ET SEQ). EXCEPT TO THE EXTENT GOVERNED BY THE FEDERAL ARBITRATION ACT, THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.) OR OTHER FEDERAL LAW, THIS AGREEMENT AND ALL CLAIMS ARISING FROM THE RELATIONSHIP BETWEEN US AND YOU WILL BE GOVERNED BY THE LAWS OF THE STATE OF KENTUCKY WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

          (c) CONSENT TO JURISDICTION AND VENUE. YOU AND YOUR OWNERS AGREE THAT ALL JUDICIAL ACTIONS BROUGHT BY US AGAINST YOU OR YOUR OWNERS OR BY YOU OR YOUR OWNERS AGAINST US OR OUR SUBSIDIARIES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES MUST BE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN JEFFERSON COUNTY, KENTUCKY OR FEDERAL DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY AND YOU (AND EACH OWNER) IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTION YOU, HE OR SHE MAY HAVE TO EITHER THE JURISDICTION OF OR VENUE IN SUCH COURTS. NOTWITHSTANDING THE FOREGOING, WE MAY BRING AN ACTION TO OBTAIN A RESTRAINING ORDER OR TEMPORARY OR PRELIMINARY INJUNCTION, OR ENFORCE AN ARBITRATION AWARD, IN ANY FEDERAL OR STATE COURT OF GENERAL JURISDICTION IN THE STATE IN WHICH YOU RESIDE OR IN WHICH THE RESTAURANTS ARE LOCATED.

          (d) WAIVER OF PUNITIVE DAMAGES. EXCEPT WITH RESPECT TO YOUR OBLIGATION TO INDEMNIFY US PURSUANT TO SECTION 13 AND CLAIMS WE BRING AGAINST YOU FOR YOUR UNAUTHORIZED USE OR DISCLOSURE OF ANY CONFIDENTIAL INFORMATION, WE AND YOU AND YOUR OWNERS WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR

ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN US, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

          (e) WAIVER OF JURY TRIAL. WE AND YOU IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF US.

          (f) LIMITATIONS OF CLAIMS. EXCEPT FOR CLAIMS BROUGHT BY US WITH REGARD TO YOUR OBLIGATIONS UNDER SECTIONS 7.(a), 7.(b) AND 7.(c), AND TO INDEMNIFY US PURSUANT TO SECTION 13, ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATIONSHIP OF YOU AND US PURSUANT TO THIS AGREEMENT WILL BE BARRED UNLESS AN ACTION IS COMMENCED WITHIN ONE (1) YEAR FROM THE DATE ON WHICH THE ACT OR EVENT GIVING RISE TO THE CLAIM OCCURRED, OR ONE (1) YEAR FROM THE DATE ON WHICH YOU OR WE KNEW OR SHOULD HAVE KNOWN, IN THE EXERCISE OF REASONABLE DILIGENCE, OF THE FACTS GIVING RISE TO SUCH CLAIMS, WHICHEVER OCCURS FIRST.

          (g) Costs, Expenses and Attorneys' Fees.  Except as provided in
Section 13 each party shall pay its own costs, expenses and attorneys' fees in any action, claim, suit or proceeding arising out of this Agreement or the franchise relationship of the parties.

      15. Acknowledgements.

     Your Representations.  You hereby acknowledge and represent that:

          (a) all information submitted to us by you or those owning an interest in you, including all applications, financial statements and other documents and information, is true and correct in all respects and that it does not omit any statement or item of material fact necessary to make the statements made therein not false or misleading;

          (b) We have not represented (i) that you will earn, can earn, or are likely to earn a gross or net profit, (ii) that we have knowledge of the relevant market, or (iii) that the market demand will enable you to earn a profit from the Franchise;

          (c) You have read and understood this Agreement and the disclosure document entitled "Papa John's Franchise Offering Circular" (the "Offering Circular") required by the Federal Trade Commission or the state in which the Development Area will be located. You understand that we make no representation or warranty regarding your relevant market or the profitability of business operations under the System and that no representations have been made by us, or by any of our Affiliates or our or their officers, directors, shareholders, employees or agents, that are contrary to or inconsistent with the terms of this Agreement or with the statements made in the Offering Circular that accompanied a copy of this Agreement;

          (d) You accept the terms, conditions and covenants contained in this Agreement as being reasonable and necessary to maintain our standards of quality, service and uniformity and in order to protect and preserve the goodwill of the Marks. You acknowledge that other franchisees of ours have been or will be granted franchises at different times and in different situations. You further acknowledge that the provisions of the franchise agreements pursuant to which such franchises were granted may vary materially from those contained in this Agreement and that your obligation arising hereunder may differ substantially from other franchisees; and

          (e) You recognize that the System may evolve and change over time and that the Franchise involves an investment of substantial risk and its success is dependent primarily upon your business acumen and efforts and other factors beyond our control. You have conducted an independent investigation of the Franchise and have had ample time and opportunity to consult with independent professional advisors (lawyers, accountants, etc.), and have not received or relied upon any express or implied guarantee as to potential volumes, revenues, profits or success of the business venture contemplated by the Franchise.


     16.  Miscellaneous.

          (a) Severability. You agree to be bound to the maximum extent permitted by law that is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from the striking of any provision hereof by a court, or that a court holds to be unenforceable in a final decision to which we are a party, or that may result from reducing the scope of any provision to the extent required to comply with a court order or with any state or federal law, whether currently in effect or subsequently enacted.

          (b) Construction. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, as the case may require. All acknowledgements, warranties, representations, covenants, agreements, and obligations herein made or undertaken by you shall be deemed jointly and severally undertaken by all those executing this Agreement as you. During any period in which any of the covenants in Section 7 is being breached or violated, including any period in which either of the parties seeks judicial enforcement, interpretation or modification of any such covenant, and all appeals thereof, the restricted period set forth therein shall toll and be suspended.

          (c) Entire Agreement. This Agreement, the documents incorporated herein by reference and the Exhibit attached hereto, constitute the entire agreement between the parties, and all prior understandings or agreements concerning the subject matter hereof are canceled and superseded by this Agreement. The Exhibit to this Agreement is incorporated herein by reference and made a part hereof as if set out in full herein.

          (d) Affiliate. As used in this Agreement, the term "Affiliate" shall mean any person or entity that is owned or controlled by us or which owns or controls us or is under common control with us, either directly or through one or more intermediaries.

          (e) Amendments. Except for those permitted to be made unilaterally by us, no supplement, amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          (f) Waivers. No failure by us to exercise any right given to us hereunder, or to insist upon strict compliance by you with any obligation, agreement or undertaking hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of our right to demand full and exact compliance by you with the terms hereof. Waiver by us of any particular default by you shall not affect or impair our rights with respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of us to exercise any right arising from such default affect or impair our rights as to such default or any subsequent default.

          (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (h) Headings. The headings used in this Agreement are for convenience only, and the paragraphs shall be interpreted as if such headings were omitted.

          (i) Time of Essence. You agree and acknowledge that time is of the essence with regard to your obligations hereunder, and that all of your obligations are material to us and this Agreement.

     IN WITNESS WHEREOF, the parties have signed this Development Agreement as of the date written above.


                                        PAPA JOHN'S INTERNATIONAL, INC.


                                        By:
                                            ---------------------------------
                                            Richard J. Emmett, Vice President




                                        PJ AMERICA, INC.


                                        By:
                                            ---------------------------------
                                            Douglas S. Stephens, President

                                  PAPA JOHN'S

                             DEVELOPMENT AGREEMENT

                                   EXHIBIT A

                               DEVELOPMENT AREA
                               ----------------

                                 June __, 1997


     The areas encompassed on the attached maps entitled "PJ AMERICA, PART 1 of 5," "PJ AMERICA, PART 2 of 5," "PJ AMERICA, PART 3 of 5," "PJ AMERICA, PART 4 of 5" and "PJ AMERICA, PART 5 of 5" shall constitute the "Development Area," as defined in the Papa John's Development Agreement of even date herewith, by and between PAPA JOHN'S INTERNATIONAL, INC. and PJ AMERICA, INC. (except for locations expressly excluded from the Development Area under Section 1 of the Development Agreement).


     NUMBER OF RESTAURANTS TO BE DEVELOPED    1


                                        PAPA JOHN'S INTERNATIONAL, INC.


                                        By:
                                            ---------------------------------
                                            Richard J. Emmett, Vice President




                                        PJ AMERICA, INC.


                                        By:
                                            ---------------------------------
                                            Douglas S. Stephens, President